EXHIBIT 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bright Minds Biosciences Inc. on Form 20-F for the fiscal year ended September 30, 2024 filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Bright Minds Biosciences Inc.

Date: December 30, 2024	/s/ Ian McDonald
Name: Ian McDonald
Title: President and Chief Executive Officer
(Principal Executive Officer)

Date: December 30, 2024	/s/ Ryan Cheung
Name: Ryan Cheung
Title: Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting each of the signatures appearing in typed form within the electronic version of this written statement, has been provided to Bright Minds Biosciences Inc. and will be retained by Bright Minds Biosciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This written statement accompanies the Annual Report on Form 20-F in which it appears as an Exhibit pursuant to Section 906 of the U.S. Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the U.S. Sarbanes-Oxley Act of 2002 or other applicable law, be deemed filed by Bright Minds Biosciences Inc. for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended.